UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

Insight Communications Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-26677	13-4053502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

810 7th Avenue

New York, New York 10019

(Address of principal executive offices)

Registrant’s telephone number: (917) 286-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Contract.

On July 28, 2005, Insight Communications Company, Inc. (the “Registrant”) entered into a definitive merger agreement (the “Merger Agreement”) with Insight Acquisition Corp. (“Insight Acquisition”), an entity formed specifically for the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, Insight Acquisition would be merged with and into the Registrant with the Registrant as the surviving corporation.

Concurrently with the execution of the Merger Agreement, the Registrant, Insight Acquisition, Sidney R. Knafel (Chairman of the Board and a co-founder of the Registrant), Michael S. Willner (Chief Executive Officer, a director and a co-founder of the Registrant), Thomas L. Kempner (a director of the Registrant), James S. Marcus (a director of the Registrant), Andrew G. Knafel, Joshua Rubenstein and William L. Scherlis, as trustees under Trusts F/B/O Knafel children (the “Trusts”) (a principal stockholder of the Registrant), Andrew G. Knafel individually, and Carlyle Partners III Telecommunications, L.P., Carlyle Partners IV Telecommunications, L.P., CP III Coinvestment, L.P. and CP IV Coinvestment, L.P. (“Carlyle” and collectively with the other parties, the “Buyers”) entered into an Exchange Agreement. Pursuant to the Exchange Agreement, immediately prior to the closing under the Merger Agreement, among other things,

•	Messrs. Knafel and Willner and the Trusts will subscribe for shares of a new series of preferred stock issued by the Registrant.

•	Carlyle will contribute cash to Insight Acquisition in exchange for shares of Class D preferred stock of Insight Acquisition.

•	Holders of the Registrant’s Class B common stock, including Messrs. Knafel and Willner (collectively, the “Former Class B Holders”), will convert such shares of Class B common stock into an equivalent number of shares of Class A common stock.

•	The Former Class B Holders (after giving effect to such conversion) and Mr. Kempner will contribute to Insight Acquisition some or all of their shares of Class A common stock in exchange for an equivalent number of shares of Class C preferred stock of Insight Acquisition.

Under the terms of the proposed merger (the “Merger”), all outstanding shares of common stock of the Registrant other than those held by the Registrant, Insight Acquisition and stockholders perfecting dissenters’ rights under Delaware law will be converted into the right to receive a cash payment equal to $11.75 per share. Consummation of the Merger is subject to certain conditions, including, among others,

•	Approval of the Merger Agreement and the Merger by the holders of a majority of the voting power of the outstanding shares of the Registrant’s common stock entitled to vote thereon, voting together as a single class. Messrs. Knafel, Willner, Kempner and Marcus and the Trusts collectively own shares of the Registrant representing approximately 62% of the aggregate voting power entitled to vote on the Merger as a single class.

•	Approval of the Merger Agreement and Merger by holders of a majority of the outstanding shares of the Registrant’s Class A common stock not held by Insight Acquisition, its affiliates or the officers and directors of the Registrant.

•	Approval of an amendment to the Registrant’s Restated Certificate of Incorporation by a majority of the outstanding shares of the Registrant’s Class A common stock and a majority of the outstanding shares of the Registrant’s Class B common stock to make Section 5.6 thereof, which provides that holders of each class of the Registrant’s common stock must receive equal per share payments or distributions in a merger transaction, inapplicable to the Merger.

•	Termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Registrant has agreed to pay to Insight Acquisition a termination fee of $10 million (inclusive of an expense reimbursement of $4 million) if the Merger Agreement is terminated under certain circumstances described in Section 7.01 of the Merger Agreement and upon the occurrence of certain subsequent transactions described in Section 7.03 of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, the Registrant and certain of the Carlyle entities entered into a Guaranty whereby such entities agreed to guarantee to the Registrant the payment and performance of Insight Acquisition’s obligations to the Registrant arising under the Merger Agreement up to a maximum amount of $10 million.

The descriptions of the Merger Agreement, the Exchange Agreement and the Guaranty herein are qualified in their entirety by reference to the full text of the Merger Agreement, the Exchange Agreement and the Guaranty, which are filed as Exhibits 2.1, 10.1 and 10.2 hereto, respectively, and are incorporated herein by this reference.

Upon consummation of the Merger, the Class A common stock of the Registrant would be delisted from the Nasdaq National Market and deregistered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).

The Registrant will file a proxy statement and other documents regarding the proposed merger with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be sent to stockholders of the Registrant seeking their approval of the matters discussed above at a special meeting of stockholders. Stockholders are urged to read the proxy statement and any other relevant document when they become available, because they will contain important information about the Registrant, the proposed merger and related matters. Stockholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Registrant with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement (when available) and other related SEC documents may also be obtained free of charge by directing a request to Sandy Colony, Insight Communications Company, Inc., 810 7th Avenue, New York, New York 10019, telephone: (917) 286-2300.

Item 2.02 Results of Operations and Financial Condition.

On July 29, 2005, the Registrant issued a press release announcing its financial results for the quarter ended June 30, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

This press release contains disclosure of operating income before depreciation and amortization and free cash flow, each of which is a financial measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Disclosure regarding management’s reasons for presenting these non-GAAP measures, as well as tabular reconciliation of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, are presented in the press release under the caption “Use of Operating Income before Depreciation and Amortization and Free Cash Flow.”

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, except if the Registrant specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

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Item 8.01 Other Events.

Between March 7 and March 15, 2005, five purported class action lawsuits were filed in the Delaware Court of Chancery naming the Registrant and each of its directors as defendants. Three of the lawsuits also named The Carlyle Group as a defendant. The cases were subsequently consolidated under the caption In Re Insight Communications Company, Inc. Shareholders Litigation, and, on April 11, 2005, a Consolidated Amended Complaint (“Complaint”) was filed against each director and The Carlyle Group. The Complaint alleges, among other things, that the defendant directors breached their fiduciary duties to the stockholders of the Registrant in connection with a proposal from Sidney R. Knafel, Michael Willner, together with certain related and other parties, and The Carlyle Group to acquire all of the outstanding, publicly-held Class A common stock of the Registrant. The Complaint also alleges that the proposed transaction violates the Registrant’s Restated Certificate of Incorporation and that The Carlyle Group has aided and abetted the alleged fiduciary duty breaches. The Complaint seeks the certification of a class of the Registrant’s stockholders; a declaration that the proposed transaction violates the Registrant’s Restated Certificate of Incorporation; an injunction prohibiting the defendants from proceeding with the proposed transaction; rescission or other damages in the event the proposed transaction is consummated; an award of costs and disbursements including attorneys’ fees; and other relief.

On July 28, 2005, the parties to the action entered into a memorandum of understanding setting forth the terms of a proposed settlement of the litigation which, among other things, provides that the Buyers shall proceed with the Merger, subject to the terms and conditions of the Merger Agreement, including the “majority of the minority” stockholder voting condition, and under which the defendants admit to no wrongdoing or fault. The memorandum of understanding contemplates certification of a plaintiff class consisting of all record and beneficial owners of the Registrant’s Class A common stock, other than the Buyers, during the period beginning on and including March 6, 2005, through and including the date of the consummation of the Merger, a dismissal of all claims with prejudice, and a release in favor of all defendants of any and all claims related to the Merger. The proposed settlement is subject to a number of conditions, including consummation of the Merger, the plaintiffs’ approval of a definitive settlement agreement and final court approval of the settlement.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired - None

(b)	Pro Forma Financial Information - None

(c)	Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 28, 2005, by and between Insight Acquisition Corp. and the Registrant (filed as an exhibit to Amendment No. 1 to the Schedule 13D filed by Messrs. S. Knafel, Willner, Kempner, Marcus and A. Knafel and the Trusts with the SEC on July 29, 2005 (the “Schedule 13D”), and incorporated herein by reference)

10.1	Exchange Agreement, dated as of July 28, 2005, by and among the Registrant, Insight Acquisition Corp., Sidney R. Knafel, Michael S. Willner, the other stockholders of the Registrant listed on the signature pages thereof, Carlyle Partners III Telecommunications, L.P., Carlyle Partners IV Telecommunications, L.P., CP III Coinvestment, L.P. and CP IV Coinvestment, L.P. (filed as an exhibit to the Schedule 13D and incorporated herein by reference)

10.2	Guaranty, dated as of July 28, 2005, by and among the Registrant, Carlyle Partners III Telecommunications, L.P. and Carlyle Partners IV Telecommunications, L.P.

99.1	Press release issued on July 29, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Communications Company, Inc.

Dated: August 3, 2005	By:	/s/ Elliot Brecher
Elliot Brecher
Senior Vice President
and General Counsel

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